EXHIBIT 99

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
240-631-3280
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt Lintott
Senior Vice President, Global Public Affairs
240-631-3281
SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS AWARDED $100 MILLION BARDA CONTRACT FOR BIOTHRAX DELIVERIES TO THE STRATEGIC NATIONAL STOCKPILE

GAITHERSBURG, Md., March 17, 2017 – Emergent BioSolutions Inc. (NYSE:EBS) today announced that it has signed a two-year contract with the Biomedical Advanced Research and Development Authority (BARDA), a division within the Office of the Assistant Secretary of Preparedness and Response, valued at $100 million for the delivery of BioThrax® (Anthrax Vaccine Adsorbed) to the Strategic National Stockpile (SNS). This contract satisfies BARDA's notice of intent to sole source BioThrax that was issued on December 8, 2016 and is separate from and in addition to the company's $911 million BioThrax procurement contract with the Centers for Disease Control and Prevention (CDC). BioThrax pricing under this BARDA procurement contract is the same as BioThrax pricing under the CDC follow-on contract.

"Emergent is pleased to support BARDA in its efforts to enhance the nation's preparedness against the threat of anthrax," said Adam Havey, executive vice president and president biodefense division at Emergent BioSolutions. "Emergent is committed to developing and manufacturing preparedness solutions that address our customers' needs to protect against a broad spectrum of public health threats."

Simultaneously with the execution of this procurement contract, the company signed a modification to its September 30, 2016 contract with BARDA for the development and procurement of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant), the company's next generation anthrax vaccine. The modification increases the number of doses of NuThrax to be delivered under the base period from two million to three million doses with a commensurate reduction in dose price for the initial deliveries. The modification also reduces the purchase price for doses to be procured during the option period by $100 million thereby reducing the total contract value to be up to $1.5 billion, from the previously disclosed $1.6 billion.

Contract HHSO100201700007C for the procurement of BioThrax and contract HHSO100201600030C for the advanced development and delivery of NuThrax have both been funded in whole or in part with Federal funds from the Office of the Assistant Secretary for Preparedness and Response, Biomedical Advanced Research and Development Authority, at the U.S. Department of Health and Human Services.

About Emergent BioSolutions
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, intentional, and naturally emerging public health threats. Through our work, we envision protecting and enhancing 50 million lives with our products by 2025. Additional information about the company may be found at emergentbiosolutions.com. Follow us @emergentbiosolu.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the total potential realizable value of the contract, our strategy, future operations, prospects, plans and objectives with respect to BioThrax and any other statements containing the words "believes," "expects," "anticipates," "intends," "plans," "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax procurement under the contract and our manufacturing capabilities and strategies. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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